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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 2, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-91437, 333-39429, 333-04496, 3389134 and 3360576) and Form S-3 (File No. 333-44453).


Arthur Andersen LLP

Roseland, New Jersey
March 28, 2000